SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 10, 2010
Date of Report (Date of earliest event reported)

OCZ TECHNOLOGY GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53633	04-3651093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6373 San Ignacio Avenue, San Jose, CA	95119
(Address of principal executive offices)	(Zip Code)

6373 San Ignacio Avenue, San Jose, CA 95119
(Mailing Address)

(408) 733-8400
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 10, 2010, OCZ Technology Group, Inc. (“OCZ”) and Silicon Valley Bank (“SBV”) entered into the Second Amendment to the Loan and Security Agreement (“Amendment”) to amend certain provisions to the Loan and Security Agreement, dated July 6, 2009 (the “Loan Agreement”).  Under the Loan Agreement, OCZ’s obligations outstanding under the Loan Agreement and a factoring facility agreement with Faunus Group International, Inc. (“Factoring Facility”) cannot exceed $14 million in the aggregate. Pursuant to the Amendment, the amount of obligations outstanding under the Loan Agreement and Factoring Facility was increased to $17.5 million.

The foregoing description is qualified in its entirety by reference to the Second Amendment to the Loan and Security Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Exhibits.

          The exhibits are furnished pursuant to Item 1.01 and shall not be deemed to be “filed.”

Exhibit No.	Document Description
99.1	Second Amendment to the Loan and Security Agreement, dated May 10, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCZ TECHNOLOGY GROUP, INC.

By:	/s/ Kerry T. Smith
Kerry T. Smith
Chief Financial Officer

Date: May 11, 2010

EXHIBIT INDEX

Exhibit No.	Document Description
99.1	Second Amendment to the Loan and Security Agreement, dated May 10, 2010